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                                                                    Exhibit 99.9


                   MUTUAL RELEASE AND INDEMNIFICATION AGREMENT

      This Mutual Release is made, this 22nd day of August, 2000, by and between WORLDWIDE WEB NETWORX CORPORATION, a Delaware corporation with its principal place of business located at 521 Fellowship Road, Suite 130, Mt. Laurel, NJ 08054 (hereinafter referred to as "Company"); and WILLIAM WELD, an individual (hereinafter referred as "Weld").

      WHEREAS, Weld is currently serving as a director of the Company; and

      WHEREAS, Weld desires to resign from his position as a director of the Company; and

      WHEREAS, the Company has agreed to accept Weld's resignation as a director of the Company; and

      WHEREAS, Weld and the Company desire to enter into this Mutual Release, which shall become effective upon the effective date of Weld's resignation as a director of the Company.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and conclusively established, the parties agree as follows:

      1. Concurrently with the execution of this Mutual Release, Weld shall submit his resignation as a director of the Company, effective immediately, and the Company shall accept Weld's resignation.

      2. The Company, on its own behalf and on behalf of its successors and assigns (collectively, for purposes of this Paragraph 2, the "Releasing Parties"), does hereby remise, release and forever discharge Weld, and his heirs and personal representatives (collectively, for purposes of this Paragraph 2, the "Released Parties"), of and from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, losses, damages, liabilities, claims and demands whatsoever in law or equity arising out of or relating, in any way, to an action or inaction by Weld while serving as a director of the Company, or any other matter or thing whatsoever, which, against the Released Parties, or any of them, the Releasing Parties, or any of them, ever had, now have, hereafter can, shall or may have, from the beginning of the world to the date of these presents, and hereby agrees to indemnify and hold harmless Weld, to the fullest extent permitted by law, for any action or inaction of Weld while serving as a director of the Company.

      3. Weld, on his own behalf and on behalf of his heirs and personal representatives (collectively, for purposes of this Paragraph 3, the "Releasing Parties"), does hereby remise, release and forever discharge the Company, together with its officers, directors, employees, agents, successors and assigns (collectively, for purposes of this Paragraph 3, the "Released Parties"), of and from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, losses, damages, liabilities, claims and demands whatsoever in law or equity arising out of or relating, in any way, to the services


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performed by Weld as a director of the Company, or any other matter or thing whatsoever, which, against the Released Parties, or any of them, the Releasing Parties, or any of them, ever had, now have, hereafter can, shall or may have, from the beginning of the world to the date of these presents.

      4.  Each party hereby acknowledges and agrees that;

            (a) This Mutual Release is the free act and deed of such party, and is made by it, after consulting with (or having the full opportunity to consult with) legal counsel, without duress or coercion; and

            (b) This Mutual Release sets forth the sole and entire agreement between Weld and the Company with respect to the subject matter hereof and is made and given by such party without any representation, inducement, agreement, promise or undertaking by the other party altering, modifying, taking from or adding to the terms and conditions hereof.

      5. This Mutual Release shall become effective upon the effective date of Weld's resignation as a director of the Company.


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      IN WITNESS WHEREOF, the parties have each duly executed this Mutual
Release on the date first above written.

                              /s/ William Weld
                              ------------------------------------
                              WILLIAM WELD


                              WORLDWIDE WEB NETWORX CORPORATION

                              By: /s/ Allan M. Cohen
                                 ---------------------------------
                                 Name:  Allan M. Cohen
                                 Title: Vice President
                                        and General Counsel